EXHIBIT 10.22

                                    GUARANTY

1. In consideration of the financial accommodations extended by THE SPORTS AUTHORITY, INC., a Delaware corporation with its principal office at 3383 North State Road 7, Fort Lauderdale, Florida 33319, U.S.A., and THE SPORTS AUTHORITY MICHIGAN, INC. a Michigan corporation with its principal office at 306 South Washington, Suite 224, Royal Oak, Michigan 48067, U.S.A. (collectively, "TSA"), to MEGA SPORTS CO., LTD., a Japan corporation with its principal office at Adachi Building, 1-14-9, Nihonbashi Kakigaracho, Chuo-Ku, Tokyo 103, Japan ("Mega") under a certain AMENDED AND RESTATED LICENSE AGREEMENT dated March 26, 1999 between TSA and Mega, the undersigned JUSCO Co., Ltd., a Japan corporation with its principal office at 1-5-1 Nakase, Mihama-ku, Chiba-Shi, Chiba, 261 Japan ("JUSCO") hereby guarantees performance by Mega of its financial obligations to TSA under the said AMENDED AND RESTATED LICENSE AGREEMENT, including the timely payment of "Royalties" (hereinafter, the "Indebtedness").

2. To invoke this Guaranty with respect to any Indebtedness for which payment from Mega to TSA is overdue, TSA shall notify JUSCO as set forth in Paragraph 9 below. JUSCO shall pay the overdue Indebtedness in full within ten (10) business days of receipt of such notice. JUSCO's payment shall be made without regard to, and JUSCO hereby waives: (a) any notice, demand, or action by TSA with respect to any default in payment of all or any part of the Indebtedness and with respect to any default by Mega under the AMENDED AND RESTATED LICENSE AGREEMENT or by JUSCO under this Guaranty; and (b) any requirement that TSA sue Mega or any other person obligated with respect to all or any part of the Indebtedness. Further, JUSCO waives any and all defenses, claims, and discharges of Mega with respect to the Indebtedness, except the defense of discharge by payment.

3. If this Guaranty is terminated as set forth in Paragraph 6 below, it shall nevertheless continue in effect as to all Indebtedness incurred, arising, or committed for before such termination, including any extensions, renewals, or modifications of such Indebtedness made after the termination.

4. The validity and enforceability of this Guaranty shall not be impaired or affected by any act or omission of TSA with respect to all or part of the Indebtedness or any agreement relating to it, or with respect to any present or future Guaranty or other security for all or part of the Indebtedness.

5. The liability of JUSCO is joint and several with Mega and independent of any other guaranties or obligations at any time in effect with respect to all or any part of the Indebtedness and may be enforced regardless of the existence, validity, enforcement, or nonenforcement of any such other guaranties or other obligations.

6. Provided that the existing Indebtedness is paid in full to date, this Guaranty shall terminate as to all future Indebtedness:

         (a) on the first day of the month immediately following a fiscal year of Mega in which the audited year-end financial statements of Mega show Mega's net equity to exceed zero. However, this Guaranty shall revive and be renewed as to all future and existing Indebtedness when on the first day of the month immediately following a fiscal year of

         Mega in which the audited year-end financial statements of Mega show Mega's net equity to be less than zero; or

         (b) on the first day of the month following a month in which a closing has taken place and all Board of Directors and shareholder approvals have been obtained and made of record concerning TSA's purchase of any shares of Mega from JUSCO. This provision shall not apply to any purchases of shares of Mega by TSA from Mega.

This Guaranty shall survive termination of the AMENDED AND RESTATED LICENSE AGREEMENT and/or the AMENDED AND RESTATED JOINT VENTURE AGREEMENT and until such time as Mega has paid TSA all financial obligations as defined herein.

7. JUSCO warrants and represents to TSA that: (a) the execution, delivery, and performance of this Guaranty by JUSCO shall not violate any law, rule, judgment, order, agreement, or instrument binding upon JUSCO, nor require the approval of any public authority or other third party; and (b) this Guaranty constitutes the valid and binding obligation of JUSCO, enforceable in accordance with its terms.

8. If any payment applied by TSA to the Indebtedness is set aside, recovered, rescinded, or required to be returned for any reason (including without limitation the bankruptcy, insolvency, or reorganization of Mega), the Indebtedness to which the payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding the application, and this Guaranty shall be enforceable as to that Indebtedness as fully as if TSA had not made the application.

9. Any notice or request with respect to this Guaranty shall be in writing and shall be delivered personally, by registered mail, or by airborne express courier, in each such case directed by each Party to the other, with evidence of transmission, to its respective address(es) as follows:

IF TO JUSCO:      Jusco Co. Ltd.                     Tel:  011-81-43-212-6098
                  1-5-1, 1 Chome                     Fax: 011-81-43-212-6813
                  Nakase, Mihama-Ku
                  Chiba-Shi, Chiba 261, Japan
                  Attn: GENERAL MANAGER INTERNATIONAL DEPARTMENT

AND TO:           Mega Sports Co., Ltd.              Tel:  011-81-3-5644-3666
                  Adachi Building                    Fax: 011-81-3-5644-3668
                  1.       , Nihonbashi Kakigaracho
                  Chuo-Ku, Tokyo 103  JAPAN
                  Attn: PRESIDENT

IF TO TSA:        The Sports Authority, Inc.         Tel:   (954) 735-1701
                  3383 North State Road 7            Fax:  (954) 735-4944
                  Fort Lauderdale, Florida 33319  U.S.A.
                  Attn:  PRESIDENT AND CHIEF EXECUTIVE OFFICER

AND TO:           The Sports Authority Michigan, Inc. Tel: (248) 414-9990
                  306 South Washington, Suite 224     Fax: (248) 414-9993
                  Royal Oak, Michigan, 48067  U.S.A.
                  Attn: GENERAL COUNSEL

10. This Guaranty shall be governed by and interpreted in accordance with the laws of Japan, without giving effect to conflict-of-laws principles.

11. This Guaranty embodies the entire agreement between JUSCO and TSA with respect to the subject matter of this agreement. There are no promises, terms, conditions, or obligations other than those contained in this agreement. This Guaranty may not be modified except by a writing signed by the party to be charged.

12. This Guaranty shall be binding upon and inure to the benefit of TSA and JUSCO and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.

13. The obligations of JUSCO under this Guaranty are personal in nature and may not be assigned by JUSCO without the express written consent of TSA.

Dated:  ______________________         JUSCO CO., LTD.

                                       By:_________________________

                                       Its:_________________________

Dated:  ______________________         THE SPORTS AUTHORITY, INC.

                                       By:_________________________

                                       Its:_________________________

Dated:  ______________________         THE SPORTS AUTHORITY MICHIGAN, INC.

                                       By:_________________________

                                           Its:     _________________________